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                                                                   EXHIBIT 14(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to the Registration Statement of Metropolitan Series Fund, Inc. on Form N-14A of our report dated February 14, 2005 relating to the financial statements of Lord Abbett Growth and Income Portfolio, a series of Met Investors Series Trust, for the year ended December 31, 2004 in the Prospectus/Proxy Statement, which is a part of such Registration Statement.

We also consent to the reference to us under the heading "Financial Statements and Experts" in such Prospectus/Proxy Statement.


/s/ Deloitte & Touche LLP
Boston, Massachusetts
January 27, 2006